EXHIBIT 99.1

Premier Exhibitions Reports Fiscal 2012 Fourth Quarter and Full Year Results

ATLANTA, May 23, 2012 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the fiscal 2012 fourth quarter and full year ended February 29, 2012.

Highlights from the fourth fiscal quarter ending February 29, 2012:

  Total revenue decreased to $7.5 million from $9.8 million in last year's fourth fiscal quarter, due primarily to the Company's decision last year to reduce the number of Bodies exhibitions available to tour.
  Gross profit increased 50.9% to $3.1 million from $2.1 million in the fourth quarter of fiscal 2011, driven primarily by lower exhibition costs.
  Total exhibition days decreased 13% to 1,185 compared to 1,368 in the last year's fourth fiscal quarter.
  Average attendance per exhibition day was 483 compared to average attendance of 521 in the fourth quarter of fiscal 2011.
  Average ticket prices increased 3% to $15.69 as compared to an average ticket price of $15.22 in last year's fourth fiscal quarter.
  General and administrative expenses decreased 37.2% to $3.6 million compared to the fourth quarter of fiscal 2011 driven mostly by a decrease in personnel related expenses, while total G&A expense for fiscal 2012 declined 27.4% to $14.0 million from $19.2 million in fiscal 2011.
  GAAP net loss narrowed to ($2.9) million, or ($0.06) per diluted share, from ($5.1) million, or ($0.11) per diluted share, in last year's fourth fiscal quarter. The fourth quarter of fiscal 2012 included $1.0 million in impairment charges related to the "Dialog in the Dark" exhibitions in Atlanta and New York City, and for which there was no comparable charge in the prior-year period.
  Adjusted EBITDA, a non-GAAP measure (1), improved by $3.2 million to ($0.3) million, which compares to ($3.5) million in the prior year period.
  On February 29, 2012, the Company had total cash and marketable securities of $2.7 million.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer stated, "Our fourth quarter and full year operating performance underscore the positive steps we have taken to improve our underlying financial condition and drive profitability. Despite the reduction in total revenues, some of which was intentional due to fewer exhibition operating days, we reduced general and administrative expenses and substantially improved gross profit. These efforts resulted in positive adjusted EBITDA in fiscal 2012, the first time we have generated positive adjusted EBITDA since fiscal 2008. We also narrowed our net loss versus the prior year."

Samuel Weiser, Premier's Interim President and Chief Executive Officer continued, "With cost rationalization efforts largely behind us, we are now able to concentrate on maximizing revenue in our exhibition business, including merchandising. We are in the midst of our year-long celebration of the 100th anniversary of Titanic and we continue to showcase Titanic exhibitions in several major cities while broadening ancillary revenue opportunity through new distribution channels and partners, including our website, www.thetitanicstore.com.

"The recent acquisition of AEI enhances our market profile as the recognized leader in developing and displaying unique exhibitions for education and entertainment. This acquisition, which is expected to be immediately accretive, includes rights to four touring exhibitions, further positions us as an industry leader and diversifies our Company as we prepare for the monetization of the Titanic assets."

Monetization of Titanic Assets Update

The Company and its subsidiary, RMS Titanic, Inc., remain in discussions with multiple parties for the purchase of the Company's Titanic artifacts collection along with related intellectual property and intangibles. In order for the Company to maximize the ultimate value of the assets for shareholders, these negotiations and due diligence are being conducted in confidence.  Additional information will be forthcoming at the appropriate time.

Arts and Exhibitions International, LLC Acquisition

On April 20, 2012, Premier Exhibition Management LLC and its wholly owned subsidiary, PEM Newco, LLC, both subsidiaries of the Company, entered into a purchase agreement with AEG Live LLC, AEG Exhibitions LLC, and Arts and Exhibitions International, LLC pursuant to which Newco purchased substantially all of the assets of Arts and Exhibitions International, LLC ("AEI"). The assets purchased include the rights and tangible assets relating to four currently touring exhibitions known as "King Tut II," "Cleopatra," "America I Am" and "Real Pirates." The acquired assets include rights agreements with the artifact and intellectual property owners for the exhibitions, museum/venue agreements for existing exhibition venues, sponsorship agreements, a warehouse lease and an office lease. In addition, the acquired assets include intellectual property related to proposed future exhibitions to be further developed and produced. The Company will operate these additional properties under its exhibition management subsidiary. The transaction required no upfront cash outlay by Premier other than the transaction costs incurred for investment bankers, attorneys and accountants, and is expected to be immediately accretive to earnings.  The transaction is also non-dilutive with respect to current shareholders' interest in the Titanic assets.

Fourth Fiscal Quarter 2012 Conference Call Information

Premier Exhibitions will host a conference call to discuss its financial results on Wednesday, May 23, 2012 at 5:30 p.m. (EDT). Investors in the U.S. can access the call by dialing 1-888-240-9373 and international callers may dial 1-913-312-0825. Callers should reference Conference ID 1724584. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA
See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Table 1
Premier Exhibitions, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	February 29, 2012	February 28, 2011
ASSETS

Current assets:
Cash and cash equivalents	$ 2,344	$ 3,764
Certificates of deposit and other investments	405	807
Accounts receivable, net of allowance for doubtful accounts of $311 and $1,044, respectively	1,390	2,419
Merchandise inventory, net of reserve of $22 and $15, respectively	1,082	752
Notes receivable, net of allowance for doubtful accounts of $0 and $425, respectively	--	200
Deferred income taxes	44	175
Income taxes receivable	246	358
Prepaid expenses	1,078	1,107
Other current assets	88	136
Total current assets	6,677	9,718

Artifacts owned, at cost	2,990	3,011
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $14,183 and $15,376, respectively	10,298	12,620
Exhibition licenses, net of accumulated amortization of $5,470 and $5,861, respectively	2,228	2,987
Film and gaming assets, net of accumulated amortization of $175	3,158	2,994
Other receivable, net of allowance for doubtful accounts of $206 and $0, respectively	15	--
Subrogation rights	250	250
Total Assets	$ 25,617	$ 31,581

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,710	$ 5,951
Deferred revenue	2,254	2,596
Current portion of notes payable	505	--
Total current liabilities	7,469	8,547

Long-Term liabilities:
Lease abandonment	2,397	3,014
Deferred income taxes	44	175
Long-term portion of notes payable	575	--
Total long-term liabilities	3,016	3,189

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 47,883,927 and 48,205,661 shares, respectively; outstanding 47,881,918 and 47,203,652 shares, respectively	5	5
Additional paid-in capital	52,479	58,356
Accumulated deficit	(36,866)	(31,085)
Accumulated other comprehensive loss	(485)	(455)
Less treasury stock, at cost; 2,009 and 1,002,009 shares, respectively	(1)	(7,190)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	15,132	19,631
Equity Attributable to Non-controlling interest	--	214
Total liabilities and shareholders' equity	$ 25,617	$ 31,581

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	February 29, 2012	February 28, 2011	February 29, 2012	February 28, 2011
	4Q12	4Q11
Revenue:
Exhibition revenue	$ 6,682	$ 8,427	$ 28,274	$ 40,171
Merchandise and other	862	1,081	3,436	4,330
Film revenue	--	250	--	250
Total revenue	7,544	9,758	31,710	44,751

Cost of revenue:
Exhibition costs	3,950	7,220	15,881	32,115
Cost of merchandise sold	480	449	1,383	1,319
Film costs	--	25	--	25
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	4,430	7,694	17,264	33,459

Gross profit	3,114	2,064	14,446	11,292

Operating expenses:
General and administrative	3,598	5,725	13,958	19,214
Depreciation and amortization	984	1,337	3,922	5,053
Net loss (gain) on disposal of assets	283	(6)	256	26
Impairment of intangible assets and property and equipment	990	--	1,348	--
Litigation settlement	--	--	783	--
Total operating expenses	5,855	7,056	20,267	24,293

Loss from operations	(2,741)	(4,992)	(5,821)	(13,001)

Other (expenses) and income	(25)	(4)	(23)	26

Loss before income taxes	(2,766)	(4,996)	(5,844)	(12,975)

Income tax (expense)/benefit	(137)	(191)	(176)	297

Net loss	(2,903)	(5,187)	(6,020)	(12,678)
Less: Net loss attributable to noncontrolling interests	--	(60)	(239)	(206)
Net loss attributable to shareholders of Premier	$ (2,903)	$ (5,127)	$ (5,781)	$ (12,472)

Net loss per share:
Basic and diluted loss per common share	$ (0.06)	$ (0.11)	$ (0.12)	$ (0.27)

Shares used in basic and diluted per share calculations	47,593,974	47,237,305	47,418,894	46,943,269

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended February 29, 28,		Twelve Months Ended February 29, 28,

	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$ (2,903)	$ (5,187)	$ (6,020)	$ (12,678)
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	984	1,337	3,922	5,053
Impairment of intangibles and fixed assets	990	--	1,348	--
Lease abandonment	(159)	(149)	(617)	(652)
Stock based compensation	176	198	705	616
Allowance for doubtful accounts	102	759	143	726
Net (gain) loss on disposal of assets	283	(5)	256	26
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(720)	(1,211)	1,040	(153)
Decrease (increase) in merchandise inventory, net of reserve	(157)	375	(330)	93
Decrease in note receivable	--	--	200	--
Decrease in deferred income taxes	--	--	--	927
Decrease in prepaid expenses	500	2,923	29	559
Decrease in other assets	(6)	31	58	64
Decrease in income tax receivable	53	1,377	112	2,803
Increase in other receivable	(99)	--	(221)	--
Decrease (increase) in deferred revenue	(311)	1,635	(342)	891
(Decrease) increase in accounts payable and accrued liabilities	(140)	(2,477)	(1,091)	433
Decrease in income taxes payable	--	(1,214)	--	(1,214)
Total adjustments	1,496	3,579	5,212	10,172
Net cash provided (used) by operating activities	(1,407)	(1,608)	(808)	(2,506)

Cash flows used by investing activities:
Purchases of property and equipment	(201)	(405)	(1,167)	(2,045)
Proceeds from disposal of assets	10	16	37	25
Purchase of exhibition licenses	--	(300)	--	(600)
Purchase of certificates of deposit	(1)	(1)	(5)	(88)
Redemption of certificates of deposit	402	(1)	402	2,581
Decrease in artifacts	7	5	21	37
Titanic expedition costs incurred	--	(359)	(262)	(4,246)
Investment in joint venture	--	41	77	420
Net cash provided (used) by investing activities	217	(1,004)	(897)	(3,916)

Cash flows from financing activities:
Proceeds from stock issuance	635	--	635	--
Purchase of treasury stock	(36)	--	(36)	(136)
Payments on notes payable	(136)	--	(297)	--
Proceeds from option and warrant exercises	--	--	8	117
Net cash provided (used) by financing activities	463	--	310	(19)

Effects of exchange rate changes on cash and cash equivalents	(5)	47	(25)	(134)
Net decrease in cash and cash equivalents	(732)	(2,565)	(1,420)	(6,575)
Cash and cash equivalents at beginning of period	3,076	6,329	3,764	10,339
Cash and cash equivalents at end of period	$ 2,344	$ 3,764	$ 2,344	$ 3,764

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 20	$ --	$ 20	$ 3
Cash paid during the period for taxes	$ 23	$ --	$ 60	$ 103

Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ --	$ (2)	$ (5)	$ (8)
Assets purchased with notes payable	$ --	$ --	$ 1,377	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Year Ended
	February 29, 2012	February 28, 2011	February 29, 2012	February 28, 2011
	4Q12	4Q11

Net loss	$ (2,903)	$ (5,187)	$ (6,020)	$ (12,678)
Income tax expense (benefit)	137	191	176	(297)
Other expense (income)	25	4	23	(26)
(Gain) loss on disposal	283	(6)	256	26
Depreciation and amortization	984	1,337	3,922	5,053
Litigation settlement	--	--	783	--
Impairment of intangibles and fixed assets	990	--	1,348	--
Stock-based compensation	176	198	705	616
Adjusted EBITDA(1)	$ (308)	$ (3,463)	$ 1,193	$ (7,306)

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Twelve Months Ended
	February 29, 2012	February 28, 2011	February 29, 2012	February 28, 2011
	4Q12	4Q11

Compensation, excluding stock-based compensation	$ 1,446	$ 1,968	$ 5,819	$ 7,125
Stock-based compensation	176	198	705	616
Bad debt expense	(64)	668	(64)	819
Legal and other professional fees	1,298	1,010	2,650	4,112
Rent and other office expenses	363	470	1,579	1,970
Other	379	1,411	3,269	4,572
General & Administrative expense	$ 3,598	$ 5,725	$ 13,958	$ 19,214

Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Year Ended
	February 29, 2012	February 28, 2011	February 29, 2012	February 28, 2011
	4Q12	4Q11

Admissions revenue	$ 5,561	$ 8,088	$ 24,601	$ 36,483
Non-refundable license fees for current exhibitions	1,121	339	3,673	3,688
Total exhibition revenue	$ 6,682	$ 8,427	$ 28,274	$ 40,171

Number of venues presented	20	23	31	41
Total operating days	1,185	1,368	4,754	5,969
Total attendance (in 000's)	572	713	2,135	3,628
Average attendance per day	483	521	449	608

CONTACT:  Investor Contact:
                     Michael J. Little
                     Chief Operating Officer and
                     Chief Financial Officer
                     (404) 842-2600
                     michael.little@prxi.com